LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement"), is made and entered into this 18th day of November, 2008, by and between Green Tulip Enterprises Ltd., a B.V.I. company ("Lender"), and GPS Industries, Inc., a Nevada corporation ("Borrower").

RECITALS

A. Borrower, now and from time to time hereafter, may request that Lender and Green Tulip USA purchase Equipment from Borrower pursuant to the Purchase Agreement and lease the Equipment to third parties pursuant to an Equipment Lease (Capitalized terms in this Agreement which are not otherwise defined shall have the meanings set forth in Section 1).

B. Lender and Green Tulip USA have agreed from time to time to purchase Equipment from Borrower pursuant to the Purchase Agreement and lease the Equipment to third parties pursuant to an Equipment Lease.

C. In connection with the aforementioned transactions, Lender and Borrower desire for Lender to make an up to Three Million Six Hundred Thousand Dollar ($3,600,000) credit facility available to Borrower, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of any loan and/or financial accommodation at any time made by Lender to or for the benefit of Borrower, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. **DEFINED TERMS**.

1.1 Affiliate. The term "Affiliate" shall mean any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

1.2 Collateral. The term "Collateral" shall mean all property (personal and real) from time to time subject to the security interest granted to Lender pursuant to the Loan Documents.

1.3 Designated Person. The term "Designated Person" shall mean any Person designated in writing by Borrower.

1.4 Equipment. The term "Equipment" means the equipment or other personal property purchased by Lender or Green Tulip USA pursuant to the Purchase Agreement.

1.5 Equipment Lease. The term "Equipment Lease" means any lease for Equipment between Lender or Green Tulip USA, as lessor.

1.6 Escrow Agreement. The term "Escrow Agreement" means that certain Escrow Agreement substantially in the form on Exhibit B attached hereto.

1.7 Event of Default. The term "Event of Default" shall have the meaning assigned to it in Section 8.1.

1.8 Green Tulip USA. The term "Green Tulip USA" shall mean Green Tulip Enterprises Ltd., a B.V.I. company and Affiliate of Lender.

1.9 Lease Application. The term "Lease Application" shall mean any application completed by a third-party and delivered to the Borrower for the leasing of Equipment, together with all financial information provided by the applicant.

1.10 Liabilities. The term "Liabilities" shall mean all obligations and liabilities of Borrower to Lender or Green Tulip USA howsoever arising, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, credited, incurred, owing and however arising under this Agreement, the other Loan Documents or otherwise.

1.11 Loan Documents. The term "Loan Documents" shall mean this Agreement, the Note, the Purchase Agreement, the Escrow Agreement, the Security Agreement, and all other documents, instruments and agreements in connection with the Loan, as the same are hereafter amended from time to time.

1.12 Loan Interest Rate. The term "Loan Interest Rate" shall mean seven percent (7%) per annum and after an Event of Default or maturity (whether by lapse of time, acceleration or otherwise) until paid in full, the variable per annum rate determined by adding 5.0% to the Prime Rate from time to time in effect.

1.13 Maintenance Agreement. The term "Maintenance Agreement" shall mean an agreement between Borrower or its assignee and a third party providing for the service and maintenance of the Equipment listed on the corresponding Purchase Agreement Supplement.

1.14 Note. The term "Note" has the meaning set forth in Section 2.2.

1.15 Person. The term "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

1.16 Purchase Agreement. The term "Purchase Agreement" shall mean, collectively: (i) that certain Master Purchase Agreement, dated of even date herewith, by and between Lender and Borrower dated of even date herewith; and (ii) that certain

Master Purchase Agreement, dated of even date herewith, by and between Green Tulip USA and Borrower, as they may be amended from time to time.

1.17 Purchase Agreement Supplement. The term "Purchase Agreement Supplement" shall mean that certain supplement to the Purchase Agreement for a particular item of Equipment.

1.18 Security Agreement. The term "Security Agreement" shall collectively mean: (i) that certain Security Agreement, dated of even date herewith, by and among Lender, Green Tulip USA, Borrower, and Borrower's subsidiaries; and (ii) that certain Patent Security Agreement, dated of even date herewith, by and between Lender, Green Tulip USA, Borrower, and Borrower's subsidiaries, each of which are attached hereto as Exhibit A.

2. **LOAN**. Subject to and upon the terms and conditions herein set forth, Lender agrees to make available to Borrower the following credit facility:

2.1 Borrowing Capacity. Lender shall make available to Borrower from time to time a secured credit facility (the "Loan"). The Loan shall be subject to all of the terms hereof.

2.2 Note. The Loan shall be evidenced by a promissory note of Borrower in the form attached hereto as Exhibit C (the "Note").

2.3 Interest Rate. All outstanding principal under the Note shall bear interest (computed for the actual number of days elapsed on the basis of a 360-day year) from the date of the advance(s) until maturity (whether by lapse of time, acceleration or otherwise) at the applicable Loan Interest Rate.

2.4 Prepayment. Borrower may repay amounts outstanding under the Loan, in whole but not in part (an "Optional Prepayment"), from time to time as the Borrower may desire, without penalty; provided that Borrower shall send to Lender a written notice of prepayment (the "Notice of Prepayment") specifying the date for such Optional Prepayment (the "Prepayment Payment Date"), which date shall be at least ten (10) business days after the date of the Notice of Prepayment (the "Prepayment Period"). During the Prepayment Period, the Purchaser may elect to convert any portion of the outstanding principal and interest under the Loan pursuant to Section 5 below, and any such amount elected to be converted shall be deducted from the amount payable by Borrower to Lender.

3. **GENERAL LOAN TERMS.**

3.1 Disbursement of Proceeds. On or prior to the first business day of each calendar month for the 36-month period commencing on the date hereof, Borrower shall provide written notice to Lender of the amount it desires to draw under the Loan for such calendar month, up to a maximum of One Hundred Thousand Dollars ($100,000). Borrower hereby authorizes and directs Lender to disburse, for and on behalf of Borrower and for Borrower's account, the amount of the Loan Request, up to a maximum of One

Hundred Thousand Dollars ($100,000) per calendar month, within 10 Business Days of such Loan Request, as Borrower or any Designated Person shall direct, whether in writing or orally. Borrower hereby irrevocably authorizes Lender to disburse proceeds of the Loan to pay any and all costs and expenses incurred by the Lender in connection with this Agreement and the other Loan Documents. Notwithstanding anything to the contrary contained herein, Lender is under no duty or obligation to make advances authorized pursuant to this Section 3.1 and failure to make such advances authorized pursuant to this Section 3.1 shall not be deemed to be a default by Lender or impair any of Lender's rights or remedies hereunder. Lender will notify Borrower upon making any such disbursement; provided that Lender's failure to notify Borrower shall not be deemed a default by Lender or impair any of Lender's rights or remedies hereunder.

3.2 Security. As security for the payment of the Liabilities, Borrower has concurrently herewith granted to Lender, subject to the terms set forth in the Security Agreement, a security interest in all assets of Borrower and its subsidiaries, wherever located, including without limitation, all of the intellectual property of Borrower and its subsidiaries, and all the products and proceeds therefrom, whether now existing or hereafter acquired.

4. **CONDITIONS OF BORROWING**. Notwithstanding any other provision of this Agreement, Lender shall not be required to disburse or make available (and may cease to make available) all or any portion of the Loan if any of the following conditions shall have occurred:

4.1 Loan Documents. Borrower shall have failed to execute and/or deliver to the Lender a fully executed Purchase Agreement, Escrow Agreement, Security Agreement, Note, Purchase Agreement Supplement, Maintenance Agreement, Equipment Lease, and such other financial statements, schedules, notes, agreements and other documents which are provided for hereunder or which Lender shall request.

4.2 Event of Default. Any Event of Default, or any event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

4.3 Adverse Changes. A material adverse change in the financial condition or affairs of Borrower, as determined in Lender's reasonable discretion, shall have occurred.

4.4 Litigation. Any litigation or governmental proceeding shall have been instituted against Borrower which, in the reasonable discretion of Lender, materially adversely affects the financial condition or continued operation of Borrower.

4.5 Representations and Warranties. Any representation or warranty of Borrower contained herein or in any Loan Document shall be untrue or incorrect.

5. **CONVERSION**.

5.1 Optional Conversion. Subject to the terms set forth in this Article 5, Lender shall have the right, but not the obligation, to convert all or any portion of the

outstanding principal and interest hereunder into (i) fully paid and non-assessable shares of Borrower's Series C preferred stock, par value $10.00 per share (the "Series C Preferred Stock") and (ii) fully paid and non-assessable shares of the Borrower's common stock, par value $.001 per share (the "Common Stock") at the Fixed Preferred Conversion Price and Fixed Common Conversion Price, respectively (as such terms are defined below). For the avoidance of doubt, each dollar of principal and accrued but unpaid interest shall be converted into both Series C Preferred Stock and Common Stock. The shares of Series C Preferred Stock and Common Stock of Borrower to be issued upon such conversion are herein referred to as the "Conversion Shares." For purposes hereof, subject to Sections 5.4 and 5.5 hereof, the "Fixed Preferred Conversion Price" means $10.00 per share of Series C Preferred Stock, and the "Fixed Common Conversion Price" means $0.031 per share of Common Stock.

5.2 Mechanics of Lender's Conversion. In the event that Lender elects to convert all or any portion of the outstanding principal and interest hereunder, Lender shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit D hereto (appropriately completed) ("Notice of Conversion") to Borrower. The date on which a Notice of Conversion is delivered to Borrower in accordance with the provisions hereof shall be deemed the "Conversion Date." Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to Lender.

5.3 Conversion Mechanics. The number of shares of Series C Preferred Stock to be issued upon each conversion of any portion of the outstanding principal and interest hereunder shall be determined by dividing that portion of the outstanding principal and interest hereunder to be converted by the Fixed Preferred Conversion Price. The number of shares of Common Stock to be issued upon each conversion of any portion of the outstanding principal and interest hereunder shall be determined by dividing that portion of the Principal Amount and accrued but unpaid interest to be converted by the Fixed Common Conversion Price. For example, upon conversion of $9,500,000, with the Fixed Preferred Conversion Price and Fixed Common Conversion Price described in Section 5.1, Lender would receive 950,000 newly issued shares of Series C Preferred Stock and 306,451,613 shares of Common Stock.

5.4 Adjustment Provisions. The Fixed Common Conversion Price, Fixed Preferred Conversion Price, and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Agreement shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

(a) Reclassification. If Borrower at any time shall, by reclassification or otherwise, change the Common Stock or Series C Preferred Stock into the same or a different number of securities of any class or classes, this Agreement, as to the unpaid Principal Amount and accrued but unpaid interest thereon which is convertible into Common Stock and Series C Preferred Stock, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities

and kind of securities as would have been issuable as the result of such change with respect to the Common Stock or Series C Preferred Stock issuable pursuant to this Agreement immediately prior to such reclassification or other change.

(b) Stock Splits, Combinations and Dividends for Common Stock. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by Borrower in shares of Common Stock, the Fixed Common Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c) Stock Splits, Combinations and Dividends for Preferred Stock. If the Series C Preferred Stock are subdivided or combined into a greater or smaller number of shares of preferred stock, or if a dividend is paid on any Common Stock or preferred stock issued by Borrower in shares of preferred stock, the Fixed Preferred Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of preferred stock outstanding immediately after such event bears to the total number of shares of preferred stock outstanding immediately prior to such event.

5.5 Adjustments for Certain Issuances.

(a)(1) Except as provided in Section 5.5(c) below, if and whenever Borrower shall:

(A) issue or sell any shares of Common Stock for a consideration per share less than the Fixed Common Conversion Price in effect immediately prior to the time of such issue;

(B) issue, sell or grant any stock or security convertible into or exchangeable for Common Stock, ("Common Convertible Securities") whether or not the right to convert or exchange such Common Convertible Securities is immediately exercisable, and the price per share for which the Common Stock is issuable upon the conversion or exchange of such Common Convertible Securities (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Common Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to Borrower upon the conversion or exchange of all such Common Convertible Securities, by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Common Convertible Securities) shall be less than the Fixed Common Conversion Price in effect

immediately prior to the time of the issue or sale of such Common Convertible Securities; or

(C) issue, sell or grant any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any Common Convertible Securities (such warrants, rights or options being called ("Common Options"), whether or not such Common Options are immediately exercisable, and the price per share for which the Common Stock is issuable upon the exercise of such Common Options (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue, sale, or grant of such Common Options, plus (y) the aggregate amount of additional consideration, if any, payable to Borrower upon the exercise of all such Common Options, plus (z), in the case of such Common Options to purchase Common Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Common Convertible Securities, by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such Common Options, or upon the conversion or exchange of all such Common Convertible Securities issuable upon the exercise of such Common Options)

, then and in each such case (a "Common Trigger Issuance"), effective as of the close of business on the effective date of the Common Trigger Issuance, the then-existing Fixed Common Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by dividing (i) the sum of (x) the number of shares of Common Stock issued and outstanding immediately prior to the issuance of such securities multiplied by the Fixed Common Conversion Price plus (y) the aggregate consideration received for such securities (which, in the case of Common Options or Common Convertible Securities shall equal the product of the price per share determined in Section 5.5(a)(1)(B) or 5.5(a)(1)(C) above and the total number of shares of Common Stock issuable upon the conversion or exchange of such Common Convertible Securities, or the exercise of such Common Options, or upon the conversion or exchange of the maximum amount of such Common Convertible Securities issuable upon the exercise of such Common Options), by (ii) the number of shares of Common Stock issued and outstanding immediately after the issuance of such securities. Such adjustment shall be made successively whenever such an issuance is made.

(b)(1) Except as provided in Section 5.5(c) below, if and whenever Borrower shall:

(A) issue or sell any shares of Series B Preferred Stock or Series C Preferred Stock for a consideration per share less than the Fixed Preferred Conversion Price in effect immediately prior to the time of such issue;

(B) issue, sell or grant any stock or security convertible into or exchangeable for Series B Preferred Stock or Series C Preferred Stock ("Preferred Convertible Securities") whether or not the right to convert or exchange such

Preferred Convertible Securities is immediately exercisable, and the price per share for which the Series B Preferred Stock or Series C Preferred Stock is issuable upon the conversion or exchange of such Preferred Convertible Securities (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Preferred Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to Borrower upon the conversion or exchange of all such Preferred Convertible Securities, by (ii) the maximum aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock issuable upon the conversion or exchange of all such Preferred Convertible Securities) shall be less than the Fixed Preferred Conversion Price in effect immediately prior to the time of the issue or sale of such Preferred Convertible Securities; or

(C) issue, sell or grant any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Series B Preferred Stock, Series C Preferred Stock or any Preferred Convertible Securities (such warrants, rights or options being called ("Preferred Options"), whether or not such Preferred Options are immediately exercisable, and the price per share for which the Series B Preferred Stock or Series C Preferred Stock is issuable upon the exercise of such Preferred Options (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue, sale, or grant of such Preferred Options, plus (y) the aggregate amount of additional consideration, if any, payable to Borrower upon the exercise of all such Preferred Options, plus (z), in the case of such Preferred Options to purchase Preferred Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Preferred Convertible Securities, by (ii) the maximum aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock issuable upon the exercise of such Preferred Options, or upon the conversion or exchange of all such Preferred Convertible Securities issuable upon the exercise of such Preferred Options)

, then and in each such case (a "Preferred Trigger Issuance"), effective as of the close of business on the effective date of the Preferred Trigger Issuance, the then-existing Fixed Preferred Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by dividing (i) the sum of (x) the aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock issued and outstanding immediately prior to the issuance of such securities multiplied by the Fixed Preferred Conversion Price plus (y) the aggregate consideration received for such securities (which, in the case of Preferred Options or Preferred Convertible Securities shall equal the product of the price per share determined in Section 5.5(b)(1)(B) or 5.5(b)(1)(C) above and the total aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock issuable upon the conversion or exchange of such Preferred Convertible Securities, or the exercise of such Preferred Options, or upon the conversion or exchange of the maximum amount of such Preferred Convertible Securities issuable upon the exercise of such Preferred Options), by (ii) the aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock issued and outstanding

immediately after the issuance of such securities. Such adjustment shall be made successively whenever such an issuance is made.

(b)(2) In the event the purchase price provided for in any Common Option or Preferred Option, the additional consideration, if any, payable upon the conversion or exchange of any Common Convertible Securities or Preferred Convertible Securities, or the rate at which Common Convertible Securities or Preferred Convertible Securities are convertible into or exchangeable for Common Stock, Series B Preferred Stock or Series C Preferred Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Fixed Common Conversion Price and/or Fixed Preferred Conversion Price, as applicable, in effect at the time of such event shall forthwith be readjusted to the Fixed Common Conversion Price and/or Fixed Preferred Conversion Price which would have been in effect at such time had such Common Options, Preferred Options, Common Convertible Securities, or Preferred Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Fixed Common Conversion Price and/or Fixed Preferred Conversion Price then in effect hereunder is thereby reduced.

(b)(3) The number of securities outstanding at any given time shall not include shares owned or held by or for the account of Borrower or any of its subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall not be considered an issue or sale of securities for the purpose of this Section 5.5.

(c) Anything herein to the contrary notwithstanding, Borrower shall not be required to make any adjustment under Section 5.5(a) and 5.5(b) in the case of the following issuances from and after the date hereof: (i) issuances upon the exercise of any Common Options, Preferred Options, Convertible Securities, or Preferred Convertible Securities granted, issued and outstanding on the date hereof unless the purchase price provided for in any Common Option or Preferred Option, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or Preferred Convertible Securities, or the rate at which Convertible Securities or Preferred Convertible Securities are convertible into or exchangeable for Common Stock, Series B Preferred Stock or Series C Preferred Stock shall change at any time, in which case such adjustments, if any, shall be governed by Section 5.5(b)(5); (ii) issuances upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of Borrower existing as of the date hereof, so long as the issuance of such stock or options is approved by the board of directors of Borrower; (iii) issuances of securities as consideration for a merger or consolidation with, or purchase of assets or capital stock from, a non-affiliated third party or in connection with any strategic partnership or joint venture with a non-affiliated third party (the primary purpose of any such action is not to raise equity capital); (iv) shares of Common

Stock or Series C Preferred Stock issuable upon the conversion of the Principal Amount and accrued but unpaid interest hereunder; (v)securities issued or issuable as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution for which an equitable adjustment is provided for in Sections 5.4; (vi) securities issued or issuable with respect to any price adjustment provisions; (vii) notwithstanding Section 5.5(c)(ii) above, issuances upon the grant or exercise of any stock or options which may hereafter be granted or exercised by David Chessler in connection with his employment agreement with Borrower; and (viii) securities issued (or issuable upon exercise, exchange or conversion of rights, options or warrants outstanding from time to time) which the Lender expressly elects in writing to treat as an excluded issuance hereunder (collectively, "Excluded Issuances").

5.6 Effect of Adjustments.

(a) (1) Upon each adjustment of the Fixed Common Conversion Price as a result of the calculations made in Sections 5.4 or 5.5, this Agreement shall thereafter evidence the right to receive, at the adjusted Fixed Common Conversion Price, that number of shares of Common Stock (calculated to the nearest one hundredth) obtained by dividing (x) the Principal Amount and accrued but unpaid interest by (y) the Fixed Common Conversion Price in effect immediately after such adjustment of the Fixed Common Conversion Price; and (5) upon each adjustment of the Fixed Preferred Conversion Price as a result of the calculations made in Sections 5.4 or 5.5, this Agreement shall thereafter evidence the right to receive, at the adjusted Fixed Preferred Conversion Price, that number of shares of Series C Preferred Stock (calculated to the nearest one hundredth) obtained by dividing (x) the Principal Amount and accrued but unpaid interest by (y) the Fixed Preferred Conversion Price in effect immediately after such adjustment of the Fixed Preferred Conversion Price.

(b) Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock or Series C Preferred Stock issuable on the conversion of the outstanding principal and interest hereunder, Borrower at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Section 5 and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or receivable by the Company for any additional shares of Common Stock, Series B Preferred Stock or Series C Preferred Stock (or other securities) issued or sold or deemed to have been issued or sold, (ii) the number of shares of Common Stock, Series B Preferred Stock or Series C Preferred Stock (or other securities) outstanding or deemed to be outstanding immediately prior to and after such adjustment or readjustment, and (iii) the Fixed Common Conversion Price, Fixed Preferred Conversion Price and the number of shares of Common Stock and Series C Preferred Stock to be received upon conversion of the outstanding principal and interest hereunder, in effect immediately prior to such adjustment or

readjustment and as adjusted or readjusted as provided in this Section 5. Borrower will forthwith mail a copy of each such certificate to Lender.

5.7 Purchase Rights.

(a) If at any time the Borrower grants, issues or sells any Common Stock, preferred shares, options or rights to purchase stock, warrants or securities pro rata to the record holders of the Borrower's Common Stock (the "Purchase Rights"), then Lender shall be entitled to acquire, upon the terms applicable in the Purchase Rights, the number of securities which Lender could have acquired if Lender had held the number of shares of Common Stock acquirable upon conversion of the outstanding principal and interest hereunder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights.

(b) If at any time the Borrower grants, issues or sells any Common Stock, preferred shares, options or rights to purchase stock, warrants or other securities pro rata to the record holders of the Borrower's Series B Preferred Stock or Series C Preferred Stock (the "Preferred Purchase Rights"), then Lender shall be entitled to acquire, upon the terms applicable in the Preferred Purchase Rights, the number of securities which Lender could have acquired if Lender had held: (i) in the case of securities granted to record holders of the Borrower's Series B Preferred Stock, the amount of shares of Series B Preferred Stock equal to the number of shares of Series C Preferred Stock acquirable upon conversion of the outstanding principal and interest hereunder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Preferred Purchase Rights (subject to adjustment for any splits, combinations, dividends or the like); and (ii) in the case of securities granted to record holders of the Borrower's Series C Preferred Stock, the number of shares of Series C Preferred Stock acquirable upon conversion of the outstanding principal and interest hereunder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Preferred Purchase Rights (subject to adjustment for any splits, combinations, dividends or the like).

(c) If at any time the Borrower grants, issues or sells any Common Stock, preferred shares, options or rights to purchase stock, warrants or other securities other than (i) pro rata to the record holders of the Borrower's Common Stock, Series B Preferred Stock or Series C Preferred Stock or (ii) upon conversion of any preferred shares, options or rights to purchase stock, warrants or other securities existing as of the date hereof (a "Subsequent Financing"), then Lender shall have the right to participate in each such Subsequent Financing to the extent specified herein. At least 15 calendar days prior to the scheduled closing of a Subsequent Financing, the Borrower shall deliver to Lender a written notice of its intention to effect a Subsequent Financing (a "Subsequent Financing Notice"), which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing and the amount of proceeds intended to be raised thereunder. If, by the closing of business on or before the

tenth day after Lender receives the Subsequent Financing Notice, the Borrower receives a written notice from Lender informing the Borrower of Lender's desire to participate in the Subsequent Financing, the Lender shall thereafter have the right to purchase in the Subsequent Financing up to its "Pro Rata Portion" (as defined below) of the Common Stock, preferred shares, options or rights to purchase stock, warrants or other securities sold in the Subsequent Financing. In the event that the Borrower changes the proposed terms of the Subsequent Financing after notifying Lender, the Borrower must notify the Lender of the changed terms even if the Lender failed to respond to the earlier Subsequent Financing Notice and the Lender shall then have another fifteen day period to respond to such notice. The Borrower may not close a Subsequent Financing without first complying with all of the terms of this provision and the Borrower may not sell securities in a Subsequent Financing on terms and conditions that differ materially from those disclosed to Lender in a Subsequent Financing Notice. "Pro Rata Portion" means the ratio of: (x) the number of shares of Common Stock acquirable upon conversion of the outstanding principal and interest hereunder at the time that the Subsequent Financing Notice was delivered, and (y) the sum of the number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon the exercise or conversion of all outstanding options and warrants, plus the number of shares of Common Stock acquirable upon conversion of the outstanding principal and interest hereunder, in each case, at the time that the Subsequent Financing Notice was delivered. Notwithstanding the foregoing, Subsequent Financing shall not include any securities issued pursuant to an Excluded Issuance.

6. **REPRESENTATIONS AND WARRANTIES OF BORROWER**. As of the date hereof (and as of the date of each advance hereunder) Borrower represents and warrants to Lender as follows:

6.1 Due Organization. Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expect to have a material adverse change on the business of Borrower. Each of its subsidiaries are parties to the Security Agreement.

6.2 Due Authorization; No Conflict.

(a) The execution, delivery, and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action.

(b) The execution, delivery, and performance by Borrower of the Loan Documents do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower or any of its subsidiaries, the organizational documents of Borrower or any of its subsidiaries, or any order, judgment, or decree of any court or other governmental authority binding on Borrower or any of its subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due

notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower or any of its subsidiaries, (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any properties or assets of Borrower or any of its subsidiaries, other than permitted liens, or (iv) require any approval of stockholders or any approval or consent of any person under any material contractual obligation of Borrower or any of its subsidiaries.

(c) Other than the filing of appropriate financing statements, the execution, delivery, and performance by Borrower of the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other governmental authority or other person.

(d) The Loan Documents, when executed and delivered by Borrower or any of its subsidiaries will be the legally valid and binding obligations of Borrower or such subsidiary, as applicable, enforceable against Borrower or such subsidiary in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

6.3 Litigation. Except as set forth on Schedule 6.3 attached hereto, there are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, consent decrees, or prosecutions involving Borrower, except for matters arising after the date hereof that, if decided adversely to Borrower, reasonably could not be expected to result in a material adverse change on the business of Borrower.

6.4 Financial Condition. No bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by the Loan Documents with the intent to hinder, delay or defraud either present or future creditors.

6.5 Liens and Encumbrances. Except as set forth on Schedule 6.5 and Schedule 7.2 and other than security interests in favor of Lender, each of Borrower and its subsidiaries is lawfully possessed and the sole owner of its assets free and clear of any security interest, lien or encumbrance of any kind or character, legal or equitable.

6.6 Licenses. Each of Borrower and its subsidiaries has and is current and in good standing with respect to all approvals, permits, licenses, certificates, inspections, consents and franchises necessary to conduct its business as heretofore conducted by it and to own or lease and operate the properties now owned or leased by it.

6.7 Taxes. Except as set forth on Schedule 6.7, Borrower has duly filed all federal, state, and other tax returns which are required by law to be filed by it and has paid all taxes and assessments payable by it which have become due, except for tax

returns for which Borrower has secured extensions to file and those contested in good faith.

6.8 Location of Assets. All of the material assets of Borrower and its subsidiaries are located and maintained at the location(s) set forth on Schedule 6.8 and have been located at such location(s) for the 4-month period ending on the date hereof, or in the case of collateral acquired by Borrower during the 4-month period ending as of the date hereof, for the entire time such collateral has been in the possession of Borrower.

6.9 Use of Proceeds. The proceeds of the loan from Lender to Borrower shall be used for general working capital purposes.

6.10 True and Correct Disclosure. All factual information heretofore or contemporaneously furnished by or on behalf of Borrower or any of its subsidiaries to Lender is, and all other such factual information hereafter furnished by or on behalf of Borrower or any of its subsidiaries to Lender will be true and accurate in all material respects on the date as of which such information is provided and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of circumstances under which such information was provided. There is no fact known to Borrower which could reasonably be expected to have a material adverse effect, which has not been disclosed herein or in such other information furnished to Lender.

7. **COVENANTS OF BORROWER**. Borrower agrees that, so long as any amount remains unpaid on the Note or any credit is available to or in use by Borrower hereunder or any fees or other amounts payable by Borrower to Lender hereunder remains unpaid:

7.1 No Liens or Encumbrances. Other than those existing on the date hereof or set forth on Schedule 7.2, Borrower and each of its subsidiaries will not pledge, mortgage or otherwise encumber, or permit to exist any lien, security interest or charge upon, any assets or property of any kind or character at any time owned by Borrower or its subsidiaries without the prior written consent of Lender, which shall not be unreasonably withheld; provided, however, that nothing in this Section 7.1 shall operate to prevent liens, pledges in connection with workmen's compensation, taxes, assessments, statutory obligations or other similar charges, provided, in each case that the obligation or liability arises in the ordinary course of business and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings.

7.2 No Other Indebtedness Except for indebtedness set forth in Schedule 6.5 and Schedule 7.2, indebtedness less than $1,000,000 in the aggregate incurred after the date hereof and indebtedness subordinated in all respects to the rights of Lender, Borrower will not issue, incur, assume, create or have outstanding any indebtedness for borrowed money without the consent of Lender, which shall not be unreasonably withheld; provided, however, that nothing in this Section 7.2 shall restrict or operate to prevent (a) the indebtedness of Borrower set forth on Schedule 6.5; (b) trade indebtedness incurred by Borrower in the ordinary course of business; or (c) indebtedness expressly subordinated to Lender.

7.3 Equity Repurchase. Borrower shall not: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Common Stock, Series B Preferred Stock, Series C Preferred Stock, or other equity securities; or (ii) establish a new class of securities senior in priority to the Series C Preferred Stock (other than through the Series C Preferred Stock Certificate of Designation).

7.4 Payment of Taxes. Borrower shall duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against it or against its properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings.

7.5 Reporting. Until the Loan has been paid in full or converted into shares of Common Stock and Series C Preferred Stock pursuant to Article V hereof, Borrower shall furnish to Lender and its duly authorized representatives such information respecting the business and financial condition of Borrower and its subsidiaries as Lender may reasonably request from time to time, and shall permit Lender from time to time during normal business hours to examine, inspect, make extracts from books and records of Borrower (whether at Borrower's place of business or elsewhere) and make such other investigations as Borrower may deem necessary or appropriate. Borrower shall furnish to Lender: (i) copies of all financial reports and certificates which Borrower may deliver to its principal financial lender at the same time as such reports or certificates are delivered to such lender; (ii) as soon as available and in any event within 30 days following the final day of each calendar month, the balance sheet, profit and loss statement and statement of cash flows of Borrower for such month, all as prepared by Borrower's management an certified to Lender by Borrower's president or chief financial officer; and (iii) as soon as available and in any event within 180 days following the final day of each fiscal year, the balance sheet, profit and loss statement and statement of cash flows of Borrower for such fiscal year, all as prepared by Borrower's management and certified to Lender by Borrower's president or chief financial officer.

8. **EVENTS OF DEFAULT; REMEDIES**

8.1 Events of Default. The occurrence of any one of the following shall constitute an "Event of Default" hereunder:

(a) Default in the payment of any principal on the Note when due, whether at the stated maturity thereof or at any other time provided for therein or in this Agreement or in the payment when due of interest on the Note or of any fee, charge or other payment payable by Borrower under the Note, this Agreement or any of the Loan Documents when due;

(b) Default in the observance or performance of any other provision of the other Loan Documents (following the expiration of the applicable cure period, if any, contained therein);

(c) Default in the observance or performance of any provision of this Agreement and such default, if capable of being cured, is not cured within 10 days following written notice thereof.

(d) Default in the observance or performance of any provision of any agreement with any Affiliate of Lender, including without limitation Tulip Group Investments, Limited, a B.V.I. company (following the expiration of the applicable cure period, if any, contained therein);

(e) Default shall occur under any other evidence of indebtedness for money borrowed, issued, assumed or guaranteed by Borrower or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness;

(f) Any representation or warranty made by Borrower in this Agreement or the other Loan Documents or any statement or certificate furnished pursuant hereto or thereto is untrue in any material respect;

(g) Borrower becomes insolvent or bankrupt, or bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or laws for the relief of debtors are instituted against Borrower and are not dismissed within 30 days after such institution or a decree or order for the appointment of a trustee or receiver for Borrower for the major part of their respective properties is entered by a court of competent jurisdiction and the trustee or receiver appointed pursuant to such decree or order is not discharged within 30 days after such appointment;

(h) Borrower shall institute bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or laws for the relief of debtors or shall consent to the institution of such proceedings against it by others or to the entry of any decree or order adjudging Borrower bankrupt or insolvent or approving as filed any petition seeking reorganization under any bankruptcy or similar law or shall apply for or shall consent to the appointment of a receiver or trustee for Borrower for the major part of its properties or Borrower shall make an assignment for the benefit of creditors or shall admit in writing its/his inability to pay its debts as they mature or shall take any action in contemplation or in furtherance of any of the aforesaid purposes;

(i) If this Agreement or any of the other Loan Documents shall cease for any reason to be in full force and effect (other than by reason of the satisfaction of all of Borrower's Liabilities or voluntary release by Lender of any other Loan Documents) or Borrower or any other Person (other than Lender) shall disavow its obligations thereunder, or shall contest the validity or enforceability thereof; or

(j) There is a material adverse change in the business, operations, prospects or financial condition of Borrower, as determined by Lender in its reasonable discretion.

8.2 Remedies.

(a) Upon the occurrence of any Event of Default described in Section 8.1 (other than Section 8.1(g) or (h)), then all outstanding principal and accrued and unpaid interest under the Note and all fees, charges, costs and expenses payable hereunder and thereunder and under the other Loan Documents may, at the sole discretion of Lender and upon notice to Borrower, become due and payable without presentment, demand, protest or notice of any kind and the obligations of Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

(b) Upon the occurrence of any Event of Default described in Section 8.1(g) or (h), then all outstanding principal and accrued and unpaid interest under the Note and all fees, charges, costs and expenses payable hereunder and thereunder and under the other Loan Documents shall automatically and immediately become due and payable without presentment, demand, protest or notice of any kind and the obligation of Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

9. **MISCELLANEOUS**

9.1 Acceptance by Lender. This Agreement and the other Loan Documents are submitted by Borrower to Lender (for Lender's acceptance or rejection thereof) at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter and shall not be binding upon Lender or become effective until and unless accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the other Loan Documents shall be deemed to have been made at said place of business.

9.2 Record Keeping. The amount and date of each advance made under the Loan and the amount and date of each payment of principal and interest thereon shall be recorded by Lender on its books and records and the amount of principal and interest shown on the Lender's books and records as owing on the Loan from time to time shall be prima facie evidence of the amount so owing. The failure to so record any amount or any error in so recording any such amount, however, shall not limit or otherwise affect Borrower's obligations hereunder or under the Note to repay the principal amount of the Loan together with all accrued interest thereon.

9.3 Application of Payment. All payments on the Loan shall be applied first to accrued and unpaid interest under the Loan with the remainder, if any, to be applied to the payment of the outstanding principal balance of the Loan.

9.4 Holidays. If any principal of or interest on the Note shall fall due on a Saturday, Sunday or another day which is a United States legal holiday for banks, such

principal or interest shall be due on the next succeeding business day, and interest at the then current rate the Note bears shall continue to accrue from the stated due date thereof to and including the next succeeding bank business day on which the same shall become payable.

9.5 No Waiver, Cumulative Remedies. No delay or failure on the part of Lender or on the part of the holder of the Note to exercise any power or right shall preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of Lender and of the holder of the Note are cumulative and not exclusive of any rights or remedies of which any of them would otherwise be entitled.

9.6 Amendments, etc. No amendment, modification, termination or waiver of any provision of this Agreement, the Note or the other Loan Documents shall be effective unless the same shall be in writing and signed by Lender and Borrower. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in any similar or other circumstances.

9.7 Survival of Representations and Warranties. Until all principal, interest, fees and other amounts due to Lender under the Loan Documents have been paid in full and the credit facilities hereunder are no longer available to Borrower, the representations, warranties and covenants set forth herein and in the other Loan Documents shall remain in full force and effect.

9.8 Costs and Expenses. Borrower agrees to pay, upon execution and delivery of this Loan Agreement, all costs and expenses of Lender, including, without limitation, the reasonable attorneys' fees and costs incurred in connection with the making of the Loan and the negotiation, preparation, execution and delivery of the Loan Documents, and any appraisal fees, lien searches and recording fees incurred by Lender or its representatives. Borrower further agrees to pay Lender's costs and expenses for: (i) the preparation, negotiation and execution of any modification of this Agreement or any of the other Loan Documents; (ii) the exercise or enforcement of any of the rights of Lender under this Agreement or under any of the other Loan Documents; (iii) any failure by any Borrower to perform or observe any of the provisions of this Agreement or any other Loan Document; (iv) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person naming Lender as a party) in any way relating to this Agreement, the other Loan Documents, Borrower's affairs or the transactions contemplated herein, except to the extent such costs and expenses are for reimbursement of amounts paid to Lender in connection with any action resulting in a final, non-appealable judgment in Borrower's favor against Lender by a court of competent jurisdiction; (v) any consultation required by Lender, between Lender and its accountants, attorneys or agents reasonably relating to the provisions of this Agreement or any of the other Loan Documents; (vi) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents; and (vii) all other fees and expenses of Lender referred to or necessitated by the terms of this Agreement and the other Loan Documents and the performance hereof.

9.9 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery or refusal of delivery, if delivered in person, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	GPS Industries, Inc. 1358 Fruitville Road, Suite 210 Sarasota, Florida 34236 Attention: Chief Executive Officer
With a copy to:	Troy Gould 1801 Century Park East, Suite 1600 Los Angeles, CA 90067 Attention: David L. Ficksman, Esq. Facsimile No.: (310) 789-1490
If to Lender:	c/o Green Tulip, Inc. 1348 Fruitville Road, Suite 301 Sarasota, FL 34236-4953 Attention: Sam Degan
With a copy to:	Jeffrey A. Hechtman, Esq. Horwood Marcus & Berk, Chtd. 180 North LaSalle Street – Suite 7300 Chicago, IL 60601 Telephone No.: (312) 606-3231 Facsimile No.: (312) 264-2548

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

9.10 Release of Claims. Borrower releases Lender from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damages to Borrower claimed to be caused by or arising from any act or omission to act on the part of Lender, its officers, agents or employees, except for willful misconduct.

9.11 Binding Nature, Etc. This Agreement and the other Loan Documents shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns, including any subsequent holder of the Note. This Agreement, the Note and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether

written or oral, with respect thereto are superseded hereby. Borrower may not assign its rights hereunder or thereunder without the prior written consent of Lender.

9.12 Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents; that it has read and fully understood the terms hereof; Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement and the other Loan Documents and that Borrower intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement or the other Loan Documents.

9.13 General. Article and paragraph headings used in this Agreement are for convenience of reference only and are not to be part of this Agreement for any other purpose. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one instrument.

9.14 Governing Law, Jurisdiction and Venue. Borrower hereby expressly consents to personal jurisdiction in the State of New York for the purpose of litigating any claims, disputes or other controversies, of any nature whatsoever, related to this Agreement. This Agreement and the other Loan Documents shall be construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws principles. The exclusive jurisdiction and venue to hear and determine any claim, dispute or other controversy, of any nature whatsoever, related to this Agreement and the other Loan Documents shall be the appropriate federal or state judicial forum located in the New York City, New York.

9.15 Jury Trial, Venue, Jurisdiction. BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION WITH THE LOANS OR (II) ARISING FROM THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY LENDING RELATIONSHIP BETWEEN BORROWER AND LENDER IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

BORROWER:

GPS INDUSTRIES, INC.

By: ______________________

Its: CEO

LENDER:

GREEN TULIP, LTD.

By: ______________________

Its: ______________________

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

BORROWER:

GPS INDUSTRIES, INC.

By: ______________________________

Its: ______________________________

LENDER: enterprises

GREEN TULIP, LTD.

By: [signature]

Its: Director

502660/7/12079.001

Schedule 6.3

Litigation

Prolink Solutions, LLC, et. al. v. GPS Industries, Inc., et. al. patent infringement / declaratory judgment action filed on November 1, 2007, in the U.S. District Court for the District of Arizona

Optimal I.P. Holding LP initiated arbitration proceedings in Chicago against GPS Industries, Inc. alleging breach of Patent License Agreement – filed July 2008

Charles Huston and Daryl Cornish filed July 2008 lawsuit on GPS Industries, Inc. seeking damages for breach of patent Purchase Agreement

Roblor Marketing Group, Inc. filed suit May 2008 against GPS Industries, Inc. for patent infringement in U.S. District Court for the Southern District of Florida Miami Division

GPS Industries, Inc. filed suit for patent infringement in July 2008 in U.S. District Court against ProLink Holdings Corp, et al

GPS Industries, Inc filed suit for patent infringement in May 2007 in U.S. District Court against SkyHawke Technologies, et al

UpLink Corporation (whose assets were acquired by GPS Industries, Inc in January 2008) filed a collection suit against West Fork Golf Club, et al

GPS Industries, Inc. filed a collection suit against Lancaster Development, an owner of a golf course installation

Potential litigation exists against GPS Industries, Inc. by suppliers to the Company and supplier liabilities assumed by the Company in the acquisition of UpLink Corporation assets. Large payable amounts individually and in the aggregate are significantly past due.

Schedule 6.5

Permitted Liens

1. Hansen Inc. – Security for the $1.5M guarantee provided to SVB as collateral for the GPSI SVB loan (US and Canada).

2. Huston – Lien for full payment of the Optimal '093 patent acquired by GPSI from Huston/Cornish (US and Canada).

3. Bayfront Financial – Chessler lease financing provided to Uplink and assumed by GPSI

4. Silicon Valey Bank – Credit Facility.

5. Doug Wood Estate – Security for $1.5M guarantee provided to SVB as collateral for the GPSI SVB loan.

6. $5,500,000 Lien securing $5,500,000 Non-Negotiable Convertible Promissory Note

7. $3,500,000 Loan from Great White Shark Enterprises LLC

Schedule 6.7

Taxes

GPS Industries, Inc. US Federal tax return for 2007

Optimal Golf Solutions Inc. 2007 Texas Franchise Tax return

Schedule 6.8

Location of Material Assets

- #103, 6554 – 176 Street, Surrey, BC Canada (inventory, furniture, fixtures, computers)
- 1a Edward Road, Eastbourne, East Sussex, England (minimal inventory, furniture, fixtures, computers)
- 6500 River Place Blvd, Bldg 4, Suite 201, Austin TX USA (furniture, fixtures, computers, etc.)
- #205, 206 & 404, 9705 Burnett Road, Austin TX (repair inventory, furniture, fixtures, computers)
- Austin Manufacturing Services, Austin, TX USA (Uplink Inova inventory)

Schedule 7.2

Subordinate Lien

- Lien subordinate in all respects to the Loan and each of the liens set forth on Schedule 6.5, securing Borrower's obligation to pay a promissory note in the principal amount of $2,336,778 to the order of the Doug Wood Estate

Exhibit D

Notice of Conversion

TO: GPS Industries, Inc.

____

____

Attention: Secretary

FROM: Green Tulip, Inc.

RE: Notice of Conversion

DATE: ____________________

In accordance with the terms of the Loan Agreement, dated as of November __, 2008 (the "Note"), between GPS Industries, Inc., a Nevada corporation ("Maker") and the undersigned, the undersigned hereby advises Maker that by means of this notice of conversion, the undersigned wishes to convert $____________ of its Note, effective as of the date hereof, to _______ shares of Maker's Common Stock and _______ shares of Maker's Series C Preferred Stock, and the undersigned authorizes that the certificate representing said shares are to be issued in the name(s) of: ____

GREEN TULIP, INC.

By: ____________________________________

Its: ____________________________________

PLEASE DELIVER STOCK CERTIFICATE(S) TO:

Name: ____________________________________

Address: __________________________________

State: ____________________________________

Zip Code: __________________________________

Attention: _________________________________

Receipt of Notice of Conversion is hereby acknowledged on __________________.

GPS INDUSTRIES, INC.

By: ____________________________________

Its: ____________________________________